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                                                                      EXHIBIT 23





                                CONSENT OF EXPERT


         I consent to the reference to me under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Environmental Matters" in the Prospectus, dated June 4, 1998, as supplemented, that is part of the Registration Statement on Form S-3, as amended (Registration No. 333-49777), of Meritor Automotive, Inc. ("Meritor"), pertaining to Meritor's debt securities.


                                          /s/ Robert L. Schroder
                                          --------------------------------
                                          Robert L. Schroder
                                          Assistant General Counsel
                                          of Meritor Automotive, Inc.

Date:  February 12, 1999